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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

  Filed Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 16, 1999
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                               ILEX ONCOLOGY, INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


                    0-23413                              94-3123681
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            (Commission File Number)           (IRS Employer Identification No.)


11550 I.H. 10 West, Suite 100, San Antonio, Texas          78230
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   (Address of Principal Executive Offices)              (Zip Code)


                                 (210) 949-8200
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 2.  Acquisition or Disposition of Assets.

         On July 16, 1999, the Company, its wholly owned subsidiary, ILEX Products, Inc., a Delaware corporation ("Products") and ILEX Acquisition Inc., a Delaware corporation ("Purchaser") and wholly owned subsidiary of Products, entered into a Plan of Merger and Acquisition Agreement (the "Acquisition Agreement") with (i) Convergence Pharmaceuticals, Inc., a Delaware corporation ("Convergence"), and (ii) Vikas Sukhatme, Raghuram Kalluri, Ralph Weichselbaum, Donald Kufe, Glenn C. Rice and Tsuneya Ohno (collectively, the "Shareholders"). Convergence, headquartered in Boston, Massachusetts, was a privately held, research-based pharmaceutical company with an emerging portfolio of angiogenisis and DNA repair inhibitors. Under the terms of the Acquisition Agreement, the Company acquired all of the issued and outstanding shares of capital stock of Convergence ("Convergence Stock") in exchange for 1,000,000 shares of common stock, $.01 par value, of the Company ("ILEX Common Stock"). The Company also agreed to issue up to an aggregate of 1,000,000 shares of ILEX Common Stock to the holders of Convergence Stock upon achievement of certain milestones. In addition, the Company issued options to purchase 50,000 shares of ILEX Common Stock to Glenn C. Rice and options to purchase 25,000 shares of ILEX Common Stock to each of the other Shareholders.

         The acquisition was consummated on July 16, 1999 pursuant to the terms of the Acquisition Agreement, upon (i) filing of the Certificate of Merger with the Secretary of State of the State of Delaware, pursuant to which Convergence merged with and into Purchaser with Purchaser as the surviving corporation to such merger and (ii) issuance by the Company of an aggregate of 1,000,000 shares of ILEX Common Stock to the shareholders of Convergence. The amount paid by the Company for the Convergence Stock was arrived at through negotiations between the Company, the Shareholders and Convergence and was based on a variety of factors, including, but not limited to, the prospect for commercializing certain of the assets of Convergence, the value of good will and the nature of the research-based pharmaceutical industry. The acquisition will be accounted for using the purchase method of accounting. The Company has granted certain registration rights for the shares issued in connection with the acquisition. The Company entered into an employment agreement with Glenn C. Rice and consulting agreements with certain of the Shareholders in connection with this acquisition. Following the acquisition, Glenn C. Rice was elected as a director and a vice president of the Company.

Item 7.  Financial Statements and Exhibits.

         (a) Financial Statements.

         It is impractical to provide the required financial statements of Convergence at the time of filing this Report. It is anticipated that such financial statements will be filed by amendment as soon as practicable but in no event later than 60 days following the date on which this Report must be filed.

         (b) Pro Forma Financial Information.

         It is impractical to provide the required pro forma financial information with respect to Convergence at the time of filing this Report. It is anticipated that such financial information will be filed by amendment as soon as practicable but in no event later than 60 days following the date on which this Report must be filed.

         (c) Exhibit Index.

         Exhibit 2.1 Plan of Merger and Acquisition Agreement dated July 16, 1999, by and among ILEX Oncology, Inc., ILEX Acquisition Inc., Convergence Pharmaceuticals, Inc., Vikas


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                         Sukhatme, Raghuram Kalluri, Ralph Weichselbaum, Donald
                         Kufe, Glenn C. Rice and Tsuneya Ohno (filed herewith)

         Exhibit 10.1 Employment Agreement dated July 16, 1999 by and between ILEX Products, Inc. and Glenn C. Rice (filed herewith)

         Exhibit 10.2 Registration Rights Agreement dated July 16, 1999 among ILEX Oncology, Inc., Vikas Sukhatme, Raghuram Kalluri, Ralph Weichselbaum, Donald Kufe, Glenn C. Rice, Tsuneya Ohno, Stephan Dolezalek, Beth Israel Deaconess Medical Center and Arch Development Corporation (filed herewith)


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ILEX ONCOLOGY, INC.



                                            By      /s/ Michael T. Dwyer
                                               ---------------------------------
                                               Michael T. Dwyer, Vice President
                                               and Chief Financial Officer


DATE:  July 30, 1999


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                                 EXHIBIT INDEX


         Exhibit 2.1 Plan of Merger and Acquisition Agreement dated July 16, 1999, by and among ILEX Oncology, Inc., ILEX Acquisition Inc., Convergence Pharmaceuticals, Inc., Vikas Sukhatme, Raghuram Kalluri, Ralph Weichselbaum, Donald Kufe, Glenn C. Rice and Tsuneya Ohno (filed herewith)

         Exhibit 10.1 Employment Agreement dated July 16, 1999 by and between ILEX Products, Inc. and Glenn C. Rice (filed herewith)

         Exhibit 10.2 Registration Rights Agreement dated July 16, 1999 among ILEX Oncology, Inc., Vikas Sukhatme, Raghuram Kalluri, Ralph Weichselbaum, Donald Kufe, Glenn C. Rice, Tsuneya Ohno, Stephan Dolezalek, Beth Israel Deaconess Medical Center and Arch Development Corporation (filed herewith)